Exhibit 32.1

Chief Executive Officer Certification

In connection with General Maritime Corporation’s (the “Company”) annual report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 29, 2008	/s/ Peter C. Georgiopoulos
	Name:	Peter C. Georgiopoulos
	Title:	Chairman, Chief Executive Officer and President

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.